Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126771) pertaining to the Scottish Holdings, Inc. 401(k) and Profit Sharing Plan of Scottish Re Group Limited of our report dated June 26, 2006, with respect to the financial statements and schedule of the Scottish Holdings, Inc. 401(k) and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.



                                        /s/ Ernst & Young LLP
Charlotte, North Carolina
June 26, 2006